UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2017

BIM HOMES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-55489	47-4184146
(Commission File Number)	(IRS Employer Identification No.)

c/o Armada Enterprises 40 Wall Street, 28th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (646) 481-9677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective October 11, 2017, BIM Homes, Inc. (the “Company”) completed its shareholder consent solicitation process with regard to a conversion of the Company from a Delaware corporation into a Delaware limited partnership to be named, Armada Enterprises, L.P. (the “Conversion”) with One Hundred Percent (100%) of the shareholders consenting to the Conversion as required by Section 266 of the Delaware General Corporation Law.

The Company will now begin the process of the Conversion, contribution of assets and operations to the Company in limited partnership form, and listing of the limited partnership interests (“LP Units”) that may include but not be limited to the state law filings for the Conversion, execution of a limited partnership agreement and contribution agreement, resignation of the directors and officers as a general partner is appointed, filing of a new 15c-211, and an S-1 registration statement for the LP Units.

The Company plans to work with the necessary professionals and regulatory authorities to complete these processes in the proper sequence and format.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIM HOMES, INC.

Dated: October 12, 2017	/s/ Milan Saha
Milan Saha
President and CEO